UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

35 E Horizon Ridge Pkwy

Ste 110 - 502

Henderson, NV 89002-7906

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a- l 2 under the Exchange Act ( 17 CFR 240. l4a- l 2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 25, 2022, the holders of approximately 88.2% of the voting power of the then outstanding capital stock of Creek Road Miners, Inc., a Delaware corporation (the “Company”), representing 438,750,436 out of 497,365,117 votes (based on the voting power of the capital stock entitled to vote), approved by written consent amendments to the Company’s Amended and Restated Certificate of Incorporation, dated June 5, 2020 (the “Charter”), to (i) effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (“Common Stock”), on a ratio between 1-23 and 1-30, (ii) increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000 and (iii) change the name of the Company to “Prairie Operating Co.”

The Company also received stockholder approval to amend and restate the Charter to make certain other changes that the Company’s board of directors deemed appropriate after the closing of the merger contemplated by the Agreement and Plan of Merger, dated as of October 24, 2022 (the “Merger Agreement”), by and among the Company, Creek Road Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), pursuant to which Merger Sub will merge with and into Prairie (the “Merger”) on the terms and subject to the conditions of the Merger Agreement, with Prairie continuing as the surviving entity in the Merger and a wholly-owned subsidiary of the Company.

Separately, the holder of 1,400 shares of the Company’s Series B Preferred Stock, par value $.0001 (the “Series B Preferred Stock”), representing all 1,400 shares of the then outstanding Series B Preferred Stock, acted by written consent to approve an amendment to the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock to reflect a 10% decrease in the stated value of Series B Preferred Stock, and holders of 4,200 shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), representing a majority of the 7,630 shares of the then outstanding Series C Preferred Stock, acted by written consent to approve an amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock to reflect a 20% decrease in the stated value of Series C Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREEK ROAD MINERS, INC.

By:	/s/ John D. Maatta
John D. Maatta
Chief Executive Officer

Date:	October 28, 2022